UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 15, 2005

DIASYS CORPORATION
(Exact name of small business issuer as specified in its charter)

Delaware	0-24974	06-1339248
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

81 West Main Street, Waterbury, CT 06702
(Address of principal executive offices)

203-755-5083
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

________________________________________

Check the appropriate box below if the form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

            On September 15, 2005, DiaSys Corporation (the "Company") announced the following developments:

            The Company has completed the consolidation of its manufacturing operations at its United Kingdom facility in Workingham, England. Such consolidation, together with other staffing changes, has resulted in a 32% reduction in overall staffing. Management believes that such restructuring will enable the Company to achieve a modest operating profit for its current fiscal year (determined without consideration of the general and administrative costs associated with the Company's status as a stock-exchange-listed public company).

            The Company has engaged BioCheck, Inc. and its principal scientist to complete development of its proprietary Bence Jones protein technology, with prototype; initial test results are expected in October, 2005.

            The Company is pursuing studies to validate the use of its proprietary Parasep fecal parasite concentrators for veterinary use in the United Kingdom.

            The Company has engaged B. Riley & Co., an investment banking and consulting firm, to assist it in raising additional capital and pursuing strategic alternatives. Such engagement is consistent with the Company's growth strategy.

SIGNATURES

In accordance with the requirements of the Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereto duly authorized.
DIASYS CORPORATION
Date: September 15, 2005	/s/ Gregory Witchel
Gregory Witchel Chief Executive Officer